Exhibit 99.1

GMAC ANNOUNCES THAT THE RESULTS OF ITS EXCHANGE OFFERS ARE INSUFFICIENT TO MEET REGULATORY CAPITAL REQUIREMENTS TO BECOME A BANK HOLDING COMPANY

Extends Exchange Offer Deadlines For Final Consideration By Investors

NEW YORK (Dec. 10, 2008) – GMAC Financial Services (GMAC) today announced that it has extended the early delivery time with respect to its separate private exchange offers and cash tender offers to purchase and/or exchange certain of its and its subsidiaries’ (the “GMAC offers”) and Residential Capital, LLC’s (the “ResCap offers”) outstanding notes (“old notes”) by three days to 5 p.m., New York City time, on Friday, December 12, 2008, in order to provide investors with a final opportunity to consider the GMAC and ResCap offers.

Based on the results of the GMAC and ResCap offers to date, GMAC would not obtain a sufficient amount of total regulatory capital in connection with the GMAC and ResCap offers to meet the requirements set forth by the Federal Reserve for GMAC to become a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Federal Reserve has required GMAC to, among other things, achieve a minimum amount of total regulatory capital of $30 billion in connection with its application. In order for such condition to be satisfied, among other things, the estimated overall participation in the offers would be required to be approximately 75% on a pro rata basis. The Federal Reserve has informed GMAC that if GMAC is unable to meet these capital requirements, it will not approve GMAC’s application to become a bank holding company.

As a practical matter, GMAC does not believe it has the ability to make further changes to the GMAC and ResCap offers following the new deadline at 5:00 p.m., New York City time, on Friday, December 12 and consummate the GMAC and ResCap offers prior to the end of the calendar year. Accordingly, if the requisite participation in the offers has not been received, GMAC management intends to withdraw its application to become a bank holding company. If GMAC is unable to successfully convert to a bank holding company and complete the GMAC and ResCap offers by December 31, 2008, it would have a near-term material adverse effect on GMAC’s business, results of operations, and financial position.

To date, approximately $6.3 billion in aggregate principal amount (or 22%) of the outstanding GMAC old notes have been tendered in the GMAC offers and approximately $2.0 billion in aggregate principal amount (or 21%) of the outstanding ResCap old notes have been tendered in the ResCap offers.

The GMAC offers are conditioned upon, among other things, GMAC becoming a bank holding company under the BHC Act, concurrently with the completion of the GMAC offers (which condition is for the benefit of holders and cannot be waived by GMAC). The ResCap offers are conditioned upon, among other things, the completion of the GMAC offers. Except as expressly described above, the terms and conditions of the GMAC and ResCap offers remain in effect. The withdrawal deadline is not being extended.

The GMAC offers are being made only (i) in the United States, to persons who are both “qualified institutional buyers,” as that term is defined in Rule 144A under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) (“QIBs”) and “qualified purchasers” (as defined in the GMAC offering memorandum) or (ii) outside the United States, to persons who are not “U.S. persons,” as that term is defined in Rule 902 under the Securities Act and who are also both “non-U.S. qualified offerees” and “qualified purchasers” (each as defined in the GMAC offering memorandum). The ResCap offers are being made only to (i) in the United States, QIBs, or (ii) outside the United States, persons who are not “U.S. persons,” and who are “non-U.S. qualified offerees.”

The complete terms and conditions of the GMAC and ResCap offers are set forth in the respective offering memoranda and other documents relating to the GMAC and ResCap offers (as each may be supplemented from time to time) which have been distributed to eligible holders, and eligible holders are strongly encouraged to read such documents carefully prior to making a decision with respect to the GMAC and ResCap offers.

Documents relating to the GMAC and ResCap offers will only be distributed to holders of the GMAC old notes and ResCap old notes who complete and return a letter of eligibility confirming that they are within the category of eligible investors for the applicable private offer. Noteholders who desire to obtain a copy of the applicable eligibility letter should contact Global Bondholder Services Corporation, the information agent for the GMAC and ResCap offers, at (866) 794-2200 (U.S. Toll-free).

Cautionary Statement

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. The GMAC and ResCap offers are only being made pursuant to the applicable offering memoranda and the related letters of transmittal that GMAC is distributing to eligible holders of the GMAC old notes and ResCap old notes. The GMAC and ResCap offers are not being made to holders of the GMAC old notes or the ResCap old notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the GMAC or ResCap offers to be made by a licensed broker or dealer, the GMAC and ResCap offers will be deemed to be made on behalf of GMAC by one or more of the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About GMAC Financial Services

GMAC Financial Services is a global finance company operating in and servicing North America, South America, Europe and Asia-Pacific. GMAC specializes in automotive finance, real estate finance, insurance, commercial finance and online banking. As of December 31, 2007, the organization had $248 billion in assets and serviced 15 million customers. Visit the GMAC media site at http://media.gmacfs.com/ for more information.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “initiative,” “plan,” “intend,” “may,” “would,” “could,” “should,” “believe,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this press release, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause our actual results to be materially different from our expectations include, among others, the following: the success, or lack thereof, of the GMAC and ResCap offers; the Federal Reserve changing the requirements for approval of GMAC’s application to become a bank holding company under the BHC Act; the success, or lack thereof, of GMAC’s application to become a bank holding company under the BHC Act; and the success, or lack thereof, of the transactions and other initiatives described in this press release. Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this press release. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Contact:

Gina Proia
917-369-2364
gina.proia@gmacfs.com